HARRIS
                                                     BEACH &
                                                     WILCOX

                                                     A LIMITED LIABILITY
                                                     PARTNERSHIP

                                                     ATTORNEYS AT LAW

                                                     THE GRANITE BUILDING
                                                     130 EAST MAIN STREET
                                                     ROCHESTER, N.Y.
                                                     14604-1687
                                                     (716) 232-4440

October 5, 2000
                                                ---------------------------




Pro-Fac Cooperative, Inc.
90 Linden Oaks
Rochester, New York 14625

         Re:      Pro-Fac Cooperative, Inc. Registration Statement on Form S-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to Pro-Fac Cooperative, Inc. (the "Company" or "Pro-Fac") in connection with the Company's Registration Statement on Form S-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including the prospectus forming a part thereof (the "Prospectus") and any subsequent pre-effective amendments, post-effective amendments, prospectus supplements or exhibits thereto, relating to the public offering of shares of Class A common stock, retains and shares of Class A cumulative preferred stock, liquidation preference $25.

         In rendering the following opinion, we have examined the Company's Restated Certificate of Incorporation and the By-Laws of the Company and such other records, certificates and documents, each as amended, as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

         In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein. Notwithstanding the foregoing, nothing has come to our attention that would cause us to question the accuracy or completeness of the foregoing assumptions.

                                                                     HARRIS
                                                                     BEACH &
                                                                     WILCOX

Pro-Fac Cooperative, Inc.
October 5, 2000
Page 2




         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Class A common stock, the retains and the Class A cumulative preferred stock of Pro-Fac, when issued in accordance with the terms and conditions set forth in the Prospectus, will be legally issued, fully paid and non-assessable, except that under the New York Cooperative Corporations Law each member and each director of Pro-Fac may be personally liable, jointly and severally, for certain amounts owed to employees for services rendered to Pro-Fac, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Common Stock", and except that the amount of outstanding retains may be subject to adjustments subsequent to issuance, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Retains".

         Our opinion expressed above is limited to the laws of the State of New York. We consent to being named as counsel to the Company in the Prospectus, to the references in the Prospectus to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      HARRIS BEACH LLP

                                                      /s/ HARRIS BEACH LLP